Exhibit 10.2
Aruba/Alcatel-Lucent
AMENDMENT #2 TO OEM SUPPLY AGREEMENT
This Amendment is made and entered into as of February 22, 2007 by and between Alcatel USA Sourcing, Inc (fka Alcatel Internetworking, Inc.) (“Alcatel”) and Aruba Networks, Inc. (fka Aruba Wireless Networks, Inc) (“Supplier”), and amends the OEM Supply Agreement dated March 18, 2005 (the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.
RECITALS
A. Alcatel and Supplier desire to amend the Agreement to revise the Warranty term and Support pricing provided by Supplier.
B. In accordance with Section 18.9(a) of the Agreement, any term of the Agreement may be amended or waived only with the written consent of both parties.
The parties agree as follows:
1. The following is to replace Section 7.7. (ii) and (iii) Warranty:
“(ii) For a period of [***] after the date the Products are sold to Alcatel, the Product (other than any Software incorporated into the Product) shall conform to the Specifications and be free from defects in design, materials and workmanship; and
(iii) For a period of [***] after the date the Products are sold to Alcatel, the Software incorporated into the Product shall conform to the Specifications.”
2. The following is to replace the Support pricing in Schedule 3.1. Alcatel agrees to pay Supplier the following percentages of the Alcatel actual purchase price for all Product sold by Alcatel in the given year as describe below. Notwithstanding the above, those Products purchased for Alcatel’s internal use or demonstration purposes shall not be included in the actual purchase price total describe in the “Periods” below. Alcatel will make the following Support payments to Supplier on a quarterly basis:
[***]

3. Payment for previous amounts owing. For certainty, the Parties agree and confirm that Alcatel will calculate all amounts owing for Support as though this Amendment had been in force since the Effective Date of the Agreement.
IN WITNESS WHEREOF, Aruba and Alcatel have each caused this Amendment to be executed by its duly authorized representative, as of the day and year first above written.

ALCATEL USA SOURCING, INC.		ARUBA NETWORKS, INC.

By:	/s/ E. Afshalimi	By:	/s/ Alexa King
	Print Name: For Tom Burns / E. Afshalimi		Print Name: Alexa King
	Title: President, EBG		Title: Senior Director, Legal Affairs
	Date: 4/4/2007		Date: 4/20/07